Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Culp, Inc.

1823 Eastchester Drive

High Point, North Carolina 27265

Ladies and Gentlemen:

RE: REGISTRATION STATEMENT ON FORM S-8

We have issued our reports dated July 17, 2015, with respect to the consolidated financial statements and internal control over financial reporting of Culp, Inc. included in the Annual Report on Form 10-K for the fiscal year ended May 3, 2015, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ GRANT THORNTON LLP

Raleigh, North Carolina
September 30, 2015